Calculation of Filing Fee Tables
S-8
ASTRAZENECA PLC
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Ordinary Shares, par value $0.25 each, of AstraZeneca PLC ("Ordinary Shares")	Other	1,086,071	$ 119.32	$ 129,589,991.72	0.0001381	$ 17,896.38
2	Equity	Ordinary Shares	Other	25,865,874	$ 186.74	$ 4,830,193,310.76	0.0001381	$ 667,049.70
Total Offering Amounts:						$ 4,959,783,302.48		$ 684,946.08
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 684,946.08
Offering Note
[1]	Note to Amount Registered 1(a): Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers any additional Ordinary Shares that may be offered or sold under the terms of the AstraZeneca Savings Related Share Option Scheme by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares. Note to Amount Registered 1(b): Represents 1,086,071 Ordinary Shares that may be offered or sold upon exercise of outstanding options previously granted under the AstraZeneca Savings Related Share Option Scheme. Note to Proposed Maximum Offering Price Per Unit 1(c): Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the weighted average exercise price of GBP87.80 per Ordinary Share granted under the AstraZeneca Savings Related Share Option Scheme converted into U.S. dollars at the exchange rate of $1.3590 to GBP1.0000 on January 23, 2026 as published by the Board of Governors of the Federal Reserve System.

[2]	Note to Amount Registered 2(a): Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers any additional Ordinary Shares that may be offered or sold under the terms of the AstraZeneca Restricted Share Plan, AstraZeneca Global Restricted Stock Plan, AstraZeneca Extended Incentive Plan, AstraZeneca Deferred Bonus Plan, AstraZeneca Performance Share Plan 2020, AstraZeneca Savings Related Share Option Scheme, AstraZeneca Share Incentive Plan, and AstraZeneca SharePlus Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding Ordinary Shares. Note to Amount Registered 2(b): Includes 1,500,000 Ordinary Shares that may be offered or sold under the AstraZeneca Restricted Share Plan, 12,000,000 Ordinary Shares that may be offered or sold under the AstraZeneca Global Restricted Stock Plan, 250,000 Ordinary Shares that may be offered or sold under the AstraZeneca Extended Incentive Plan, 250,000 Ordinary Shares that may be offered or sold under the AstraZeneca Deferred Bonus Plan, 5,000,000 Ordinary Shares that may be offered or sold under the AstraZeneca Performance Share Plan 2020, 680,222 Ordinary Shares that may be offered or sold under the AstraZeneca Savings Related Share Option Scheme, 185,652 Ordinary Shares that may be offered or sold under the AstraZeneca Share Incentive Plan and 6,000,000 Ordinary Shares that may be offered or sold under the AstraZeneca SharePlus Plan. Note to Proposed Maximum Offering Price Per Unit 2(c): Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based on the average of the high and low prices per American Depositary Share, each representing one half of one Ordinary Share (an "ADS") as reported on the Nasdaq Global Select Market on January 28, 2026, of $93.37 multiplied by two (the ratio of ADSs to Ordinary Shares).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A